                                                                    EXHIBIT 4.14

                             UNITED AIR LINES, INC.

        SERIES A-1 EQUIPMENT NOTE DUE APRIL 1, 2010 ISSUED IN CONNECTION
          WITH THE BOEING MODEL 747-422 AIRCRAFT BEARING UNITED STATES
                           REGISTRATION NUMBER N119UA


No. 2000-2 747-1-A-1                                   Date:  December 14, 2000



Original Principal Amount                                   Maturity Date
-------------------------                                   -------------

$19,956,000                                                 April 1, 2010


Debt Rate
7.032%

                  UNITED AIR LINES, INC., a Delaware corporation ("Owner") for value received, hereby promises to pay to STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, as the Subordination Agent under the Intercreditor Agreement, or registered assigns, the principal sum of Nineteen Million Nine Hundred Fifty-Six Thousand Dollars ($19,956,000) in installments, one such installment to be due and payable on each Payment Date, each such installment to be in an amount equal to the amount set forth in Schedule 1 hereto, together with interest on the unpaid principal amount hereof from time to time outstanding from and including the date hereof until such principal amount is paid in full. Interest shall accrue at the Debt Rate (calculated on the basis of a year of 360 days and 12 thirty day months) and shall be payable in arrears on each Interest Payment Date and on the date this Equipment Note is paid in full. Notwithstanding the foregoing, the final payment made on this Equipment Note shall be in an amount sufficient to discharge in full the unpaid principal amount and all accrued and unpaid interest on, and any other amounts due under, this Equipment Note. Notwithstanding anything to the contrary contained herein, if any date on which a payment under this Equipment Note becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day and if such payment is made on such next succeeding Business Day no additional interest shall accrue on the amount of such payment during such extension.

                  For purposes hereof, the term "Indenture" means the Trust Indenture and Mortgage (2000-2 747-1) dated as of December 14, 2000 between the Owner and State Street Bank and Trust Company of Connecticut, National Association (the "Indenture Trustee"), as the same may be amended or supplemented from time to time. All other capitalized terms used in this Equipment Note and not defined herein shall have the respective meanings assigned in the Indenture.

                  This Equipment Note shall bear interest, payable on demand, at the Past Due Rate (calculated on the basis of a year of 360 days and 12 thirty-day months) on any overdue principal amount, Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest and any other amounts payable hereunder which are overdue, in each case for the period the same is overdue. Amounts shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise).

                  This Equipment Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless this Equipment Note has been executed on behalf of the Owner by the manual or facsimile signature of an authorized officer of the Owner, and authenticated by the Indenture Trustee by the manual signature of an authorized officer or signatory of the Indenture Trustee, in each case as specified in Section 2.02 of the Indenture.

                  This Equipment Note is one of the Equipment Notes referred to in the Indenture which have been or are to be issued by the Owner pursuant to the terms of the Indenture. Reference is made to the Indenture and all supplements and amendments thereto (a copy of which is on file with the Indenture Trustee at its Corporate Trust Department) for a more complete statement of the terms and provisions thereof, including a statement of the properties thereby conveyed, pledged and assigned, the nature and extent of the security, the respective rights thereunder of the Owner, the Indenture Trustee and the Noteholders of the Equipment Notes, and the terms upon which the Equipment Notes are, and are to be, executed and delivered, as well as for a statement of the terms and conditions of the trust created by the Indenture, to all of which terms and conditions in the Indenture each Noteholder hereof agrees by its acceptance of this Equipment Note.

                  This Equipment Note is subject to redemption, refinancing, purchase or prepayment as provided in Article 6 of the Indenture but not otherwise.

                  If an Indenture Event of Default shall occur and be continuing, the principal amount remaining unpaid of the Equipment Notes may be declared due and payable together with accrued interest thereon in the manner and with the effect provided in the Indenture.

                  As provided in the Indenture, in certain circumstances this Equipment Note is transferable, and upon surrender of this Equipment Note for registration of transfer at the principal corporate trust office of the Registrar, or at the office or agency maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Noteholder or his attorney duly authorized in writing, one or more new Equipment Notes of the same maturity and type and of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

                  The Equipment Notes are issuable only as registered Equipment Notes. As provided in the Indenture and subject to certain limitations therein set forth, Equipment Notes are exchangeable for a like aggregate principal amount of Equipment Notes of the same series, maturity and type and of authorized denominations, as requested by the Noteholder surrendering the same, upon presentation thereof for such purpose at the principal corporate trust office of the Registrar, or at an office or agency maintained for such purpose.

                  No service charge shall be made for any such registration of transfer or exchange, but the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment for registration of transfer or exchange of this Equipment Note, the Owner, the Indenture Trustee, the Paying Agent and the Registrar may deem and treat the person in whose name this Equipment Note is registered as the absolute owner hereof for the purpose of receiving payment of the principal of and interest on this Equipment Note and for all other purposes whatsoever whether or not this Equipment Note be overdue, and neither the Owner, the Indenture Trustee, the Paying Agent nor the Registrar shall be affected by notice to the contrary.

                  The Noteholder of this Equipment Note, by accepting the same,
(a) agrees to and shall be bound by each provision applicable to it in the Indenture, the Note Purchase Agreement, the Participation Agreement and each other Operative Document, (b) authorizes and directs the Indenture Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Indenture Trustee his attorney-in-fact for such purpose.

                  AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THIS EQUIPMENT NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS OF THE STATE OF ILLINOIS.

                                     *  *  *

                  IN WITNESS WHEREOF, the Owner has caused this Equipment Note to be duly executed.



                                     UNITED AIR LINES, INC.


                                     By: /s/ JEFFREY T. KAWALSKY
                                        -------------------------------------
                                           Title: Assistant Treasurer
                                                 ----------------------------



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                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Equipment Notes referred to in the within-mentioned Indenture.


                                       STATE STREET BANK AND TRUST
                                       COMPANY OF CONNECTICUT,
                                       NATIONAL ASSOCIATION
                                         as Indenture trustee



                                        By: /s/ RUTH A. SMITH
                                           ---------------------------------
                                            Authorized officer and signatory

                                   SCHEDULE I

                             AMORTIZATION SCHEDULE


Payment Date                                           Principal Amount
------------                                           ----------------

                                  SCHEDULE A-1

                   AIRCRAFT
                 REGISTRATION
AIRCRAFT TYPE       NUMBER       PRINCIPAL AMOUNT      MATURITY
-------------    ------------    ----------------      --------
  A319-131          N809UA     $    4,588,000         01-Apr-10
  A319-131          N810UA          4,592,000         01-Apr-10
  A319-131          N811UA          4,592,000         01-Oct-10
  A319-131          N812UA          4,592,000         01-Oct-10
  A319-131          N813UA          4,616,000         01-Oct-10
  A319-131          N814UA          4,616,000         01-Oct-10
  A319-131          N815UA          4,616,000         01-Oct-10
  A319-131          N816UA          4,621,000         01-Oct-10
  A319-131          N817UA          4,621,000         01-Oct-10
  A319-131          N818UA          4,626,000         01-Oct-10
  A319-131          N828UA          4,697,000         01-Apr-10
  A319-131          N829UA          4,779,000         01-Apr-10
  A320-232          N437UA          5,423,000         01-Apr-10
  A320-232          N438UA          5,441,000         01-Apr-10
  A320-232          N439UA          5,446,000         01-Apr-10
  A320-232          N440UA          5,453,000         01-Oct-10
  A320-232          N447UA          5,509,000         01-Oct-10
  A320-232          N450UA          5,509,000         01-Oct-10
  B747-422          N119UA         19,956,000         01-Apr-10
  B747-422          N120UA         19,988,000         01-Apr-10
  B747-422          N121UA         19,988,000         01-Apr-10
  B757-222          N591UA          6,984,000         01-Apr-10
  B757-222          N592UA          6,994,000         01-Oct-10
  B757-222          N593UA          7,001,000         01-Oct-10
  B757-222          N594UA          7,011,000         01-Oct-10
  B757-222          N589UA          7,321,000         01-Oct-10
  B757-222          N590UA          7,331,000         01-Oct-10
  B757-222          N595UA          7,316,000         01-Apr-10
 B777-200ER         N784UA         16,794,000         01-Apr-10
 B777-200ER         N785UA         16,832,000         01-Apr-10
 B777-200ER         N787UA         16,216,000         01-Apr-10
 B777-200ER         N789UA         16,970,000         01-Oct-10
 B777-200ER         N790UA         16,970,000         01-Oct-10
 B777-200ER         N791UA         16,970,000         01-Oct-10
 B777-200ER         N793UA         17,016,000         01-Oct-10
 B777-200ER         N797UA         16,939,000         01-Apr-10
 B777-200ER         N798UA         16,939,000         01-Apr-10